Exhibit 99.1

Annovis Announces Launch of Proposed Public Offering of Common Stock and Accompanying Warrants

MALVERN, Pa., May 19, 2026 -- Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a Phase 3 clinical-stage biotechnology company developing the investigational oral therapy, buntanetap, for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD), today announced a proposed underwritten public offering in which it intends to offer and sell (i) shares of its common stock and (ii) accompanying warrants to purchase shares of common stock. The shares of common stock and the accompanying warrants will be issued separately but can only be purchased together in the proposed offering. All of the shares of common stock and the accompanying warrants will be offered by Annovis. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Canaccord Genuity is acting as the sole bookrunner in the offering.

Annovis intends to use the net proceeds from the offering for the continued clinical development of its lead compound buntanetap in a Phase 3 study for Alzheimer’s disease (AD), and for working capital and general corporate purposes.

The shares and the accompanying warrants are being offered by Annovis pursuant to an effective shelf registration statement on Form S-3 (No. 333-276814) previously filed with the Securities and Exchange Commission (SEC) on February 1, 2024 and declared effective by the SEC on February 12, 2024. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Canaccord Genuity LLC, Attention: Syndication Department, One Post Office Square, 30th Floor, Boston, Massachusetts 02109, or by email at prospectus@cgf.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About Annovis

Headquartered in Malvern, Pennsylvania, Annovis Bio, Inc. (NYSE: ANVS) is a Phase 3 clinical-stage biotechnology company developing treatments for neurodegenerative diseases such as Alzheimer's disease (AD) and Parkinson's disease (PD). The Company's lead drug candidate, buntanetap (formerly posiphen), is an investigational once-daily oral therapy that inhibits the translation of multiple neurotoxic proteins, including APP and amyloid beta, tau, alpha-synuclein, and TDP-43, through a specific RNA-targeting mechanism of action. By addressing the underlying causes of neurodegeneration, Annovis aims to halt disease progression and improve cognitive and motor functions in patients. For more information, visit www.annovisbio.com and follow us on LinkedIn, YouTube, and X.

Forward-Looking Statements

This press release contains forward-looking statements under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the consummation of the offering, the satisfaction of closing conditions and the intended use of proceeds from the offering. Actual results may differ due to various risks and uncertainties, including those outlined in the Company’s SEC filings under “Risk Factors” in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update forward-looking statements except as required by law.

Contact Information:

Annovis Bio Inc.

101 Lindenwood Drive

Suite 225

Malvern, PA 19355

www.annovisbio.com

Investor Contact:

Alexander Morin, Ph.D.

Director, Strategic Communications

Annovis Bio

ir@annovisbio.com